UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

COMPUTER PROGRAMS AND SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695 (Address of principal executive offices, including zip code)
(251) 639-8100 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Computer Programs and Systems, Inc. (the “Company”) was held on May 9, 2013. Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Class II Directors. The stockholders elected each of the director nominees to serve as Class II directors until the Company’s 2016 annual meeting of stockholders. The two nominees were current Class II directors of the Company who were re-elected. The voting for the directors at the Annual Meeting was as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
J. Boyd Douglas	6,174,159	3,042,193	6,356	1,278,534
Charles P. Huffman	5,879,280	3,337,022	6,406	1,278,534

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2013. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
10,353,264	135,166	12,812

Proposal 3 – Advisory Vote on Executive Compensation. The stockholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2013 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,060,002	141,263	21,443	1,278,534

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: May 9, 2013                By:     /s/ David A. Dye
David A. Dye
Chief Financial Officer